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SCHLOTZSKY'S, INC. AND SUBSIDIARIES
COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                                         Three Months Ended
                                                 March 31, 1997   March 31, 1996
                                                 --------------   --------------

Computation of income (loss) per
   common share-primary:
   Net income (loss)                                  $888,575         $629,100
   Redeemable preferred stock dividends                      0                0
                                                    ----------       ----------
     Income (loss) available to
       common shareholders                             888,575          629,100
                                                    ----------       ----------
                                                    ----------       ----------

Weighted average number of
   shares outstanding                                5,540,691        5,509,998
Common shares issuable under
   stock option plan                                   591,272          628,666
Common stock warrants outstanding                       23,438           23,438
Less shares assumed repurchased                       (487,761)        (532,274)
                                                    ----------       ----------
                                                     5,667,640        5,629,828
                                                    ----------       ----------
                                                    ----------       ----------
Income (loss) per common share:
   Income (loss) before extraordinary item               $0.16            $0.11
   Extraordinary item                                     0.00             0.00
                                                    ----------       ----------
                                                         $0.16            $0.11
                                                    ----------       ----------
                                                    ----------       ----------
Computation of income (loss) per
   common share-fully diluted:
   Net income (loss)                                  $888,575         $629,100
   Redeemable preferred stock dividends                      0                0
   Interest Add-back                                         0            5,521
                                                    ----------       ----------
     Income (loss) available to
        common shareholders                            888,575          634,621
                                                    ----------       ----------
                                                    ----------       ----------


Weighted average number of
   shares outstanding                                5,540,691        5,509,998
Common shares issuable under
   stock option plan                                   591,272          628,666
Common stock warrants outstanding                       23,438           23,438
Convertible securities                                       0           10,646
Less shares assumed repurchased                       (487,761)        (532,274)
                                                    ----------       ----------
                                                     5,667,640        5,640,474
                                                    ----------       ----------
                                                    ----------       ----------

Income (loss) per common share:
     Income (loss) before extraordinary item             $0.16            $0.11
     Extraordinary item                                   0.00             0.00
                                                    ----------       ----------
                                                         $0.16            $0.11
                                                    ----------       ----------
                                                    ----------       ----------



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